Exhibit 10.1

February 26, 2008

Union Street Acquisition Corp.

102 South Union Street

Alexandria, Virginia 22314

Re: Purchase of Shares of Common Stock

Ladies and Gentlemen:

This letter will confirm the agreement of the undersigned to purchase 375,000 shares of common stock of Union Street Acquisition Corp. (the “Company”) (the “Shares”) from the Company at a price of $8.00 per share upon the terms and conditions set forth herein.

1.    Purchase of Shares; Registration Rights. Subject to the terms and conditions set forth herein, the undersigned agrees to purchase the Shares from the Company at a price of $8.00 per share. The purchase of the Shares shall be consummated within five days following the closing, if any, of the Company’s proposed acquisition of Archway Marketing Services, Inc. (the “Acquisition”). Notwithstanding the foregoing, if mutually agreed between the undersigned and a special committee of the Board of Directors of the Company, the undersigned may fulfill some or all of the obligation to purchase the Shares by purchasing shares of common stock of the Company in the open market (“Market Shares”) prior to or within five days following the completion of the Acquisition and in such event, the $3,000,000 worth of Shares that the undersigned is required to purchase from the Company shall be reduced dollar for dollar by the amount the undersigned spends on such purchases. Any such purchases of Market Shares shall be made in compliance with all applicable laws, including Rule 10b-18, Regulation M and other applicable laws. Any Shares purchased pursuant to this agreement shall have all of the same rights and privileges as Registrable Securities under that certain Registration Rights Agreement, dated as of February 9, 2007, by and among the Company and each of the investors party thereto.

2.    Transfer Restrictions. The undersigned will not assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “ transfer “), directly or indirectly, any of the Shares or Market Shares until 365 days following the date of the consummation of the Acquisition, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee will be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Paragraph 2 after the date hereof will be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of this Paragraph 2. “Permitted Transferee” means (i) the Company, any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor. “ Affiliate “ has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended and in effect on the date hereof (the “Securities Act”). “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons.

3.    Representations and Warranties. The undersigned represents and warrants that:

(a)    The undersigned understands that the Company has determined that the exemption from the registration provisions of the Securities Act provided by Regulation D is applicable to the offer and sale of the Shares, based, in part, upon the representations, warranties and agreements made by the undersigned herein.

(b)    Except as set forth herein, no representations or warranties have been made to the undersigned by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the undersigned is not relying upon any information other than the results of independent investigation by the undersigned.

(c)    The undersigned has full power and authority to execute and deliver this agreement and to perform the obligations of the undersigned hereunder and this agreement is a legally binding obligation of the undersigned in accordance with its terms.

(d)    Regulation D.

(i) The undersigned understands and acknowledges that: (A) the Shares acquired pursuant to this agreement have not been and will not be registered under the Securities Act and are being sold in reliance upon an exemption from registration afforded by Regulation D; and that such shares have not been registered with any state securities commission or authority; (B) pursuant to the requirements of Regulation D, the Shares may not be transferred, sold or otherwise exchanged unless in compliance with the provisions of Regulation D and/or pursuant to registration under the Securities Act, or pursuant to an available exemption thereunder; and (C) the Company is under no obligation to register the Shares under the Securities Act or any state securities law, or to take any action to make any exemption from any such registration provisions available.

(ii) The undersigned is an accredited investor within the meaning of Rule 501 of Regulation D, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investment shares representing an investment decision like that involved in the purchase of the Shares.

(iii) The undersigned is purchasing the Shares for his, her or its own account for investment only and has no intention of selling or distributing the Shares and no other person has any interest in or participation in the Shares or any right, option, security interest, pledge or other interest in or to the Shares. The undersigned recognizes that an investment in the Shares involves a high degree of risk, including a risk of total loss of the undersigned. The undersigned understands, acknowledges and agrees that it must bear the economic risk of its investment in the Shares for an indefinite period of time and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Shares and the undersigned understands, acknowledges and agrees that prior to any such offer or sale, the Company may require, as a condition to effecting a transfer of the Shares, an opinion of counsel, acceptable to the Company, as to the registration or exemption therefrom under the Securities Act and any state securities acts, if applicable.

(iv) The undersigned acknowledges that the Shares will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDIAVEST, INC. SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

This letter agreement constitutes the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (whether written or oral) between the parties relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations and warranties or covenants relating to such subject matter except as specifically set forth herein.

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

/s/ Clay Perfall
Clay Perfall

Accepted and agreed: Union Street Acquisition Corp.

By:	/s/ Brian H. Burke
Name: Brian H. Burke Title: Chief Financial Officer